PSP AWARD AGREEMENT March 2025 Unilever Share Plan 2017 (the Plan) Award Agreement You have been granted an Award under the Plan by Unilever Plc (the Company). A summary of this Award is set out below. It is important that you accept your Award as soon as possible and within 2 months of the acceptance window opening. To accept the terms of your Award please log into your EquatePlus account on the Computershare website (EquatePlus Account) or, for employees whose home country is the United States or Puerto Rico, your Fidelity account on the Fidelity website (Net Benefits), and accept the Award. If you do not do so within 2 months of the opening of the acceptance window, your Award may lapse. Award Name PSP Award Award Date 07 March 2025 Type of Award Conditional Award Shares under Award Can be viewed in your EquatePlus Account or Fidelity Account (or as separately communicated to you). Performance Conditions This Award is subject to Performance Conditions measured over a performance period (the Performance Period). Performance Period Begins on 1 January 2025 and ends on 31 December 2027. Vesting Date 16 February 2028 Release Date (Executive Directors only) 07 March 2030 Further information about your Award and the Plan is provided in the PSP Employee Guide. Words and phrases used in this agreement (the Agreement) have the meanings given in the Plan. In accepting my Award, I agree to the following: 1. Vesting of Award The Award will normally Vest on the Vesting Date as long as: • any Performance Conditions have been measured and satisfied; and • I remain employed by any Member of the Group. Shares under the Award will be distributed to me as soon as reasonably practicable after Vesting. The Award can Vest between 0%-200% of the number of Shares awarded to me based on the achievement of the performance goals described in Schedule 1. Vesting of my Award is subject to the Malus, Clawback, Ultimate Remedy and Discretion Policy (the “Policy”). In the event of a material conflict between the Policy and any other Plan documents, the Policy will prevail. 2. Leavers PSP AWARD AGREEMENT March 2025 If I leave employment before Vesting, except in certain good leaver circumstances, the Award will lapse and I will have no entitlement to any benefits under the Plan or to any compensation in respect of the lapse of the Award. 3. Settlement The Company may settle the Award by paying the cash equivalent of the value of the Award instead of providing Shares. 4. Dividend Equivalents The Award will carry a Dividend Equivalent right (explained in the PSP Employee Guide), payable in cash or shares, when and to the extent the Award is settled. 5. Taxes I will pay any income tax, social insurance or other tax-related or payroll deductions required by law related to my participation in the Plan (Tax-Related Items), including any amount due in excess of amounts withheld by my employer. The Company and/or, if different, my employer cannot guarantee any particular tax treatment or influence the amount of any Tax-Related Items. The Company and, if different, my employer, or their agents, may satisfy any withholding obligations for Tax-Related Items by: • withholding a number of Shares to be issued to me under the Plan, in which case, for tax purposes, I will be deemed to have received all Shares to which I am entitled under the Plan; • withholding from my salary or other cash remuneration; • withholding from proceeds of the sale of Shares acquired by me under the Plan, including a mandatory sale arranged by the Company; and/or • any other method determined by the Company. No Shares will be issued to me, or cash-equivalent paid to me until arrangements have been made for the payment of any Tax-Related Items due by me. If I move to Euronet between the Award Date and Vesting Date the payment of any Tax-Related Items will remain due by me. If I am paid through Euronet on the Award Date, Shares will be awarded on a net basis and Vest on a net basis. 6. Retention Periods – Executive Directors only Upon Vesting I will need to hold any Shares that I become entitled to (after any sale to cover any Tax Related Items) for an additional period to ensure there is a five year duration between the Award Date and the first date on which the vested Shares can be sold (the Release Date). The Release Date is the first date that I can sell the Shares. This Retention Period applies up until the Release Date. However, if I leave the Group as an Executive Director the Retention Period will lapse 2 years after I leave. Where relevant, any cash equivalent will be paid to me at the end of the Retention Period. 7. Malus and Clawback The Award is subject to Malus and Clawback as set out in the Policy, which can be found here. In the event of a material conflict between the Policy and any other Plan documents, the Policy will prevail. For members of the Unilever Leadership Executive Team (ULE), the Award is also subject to the Recovery Policy, for such period as set out in that policy, which can be found here. 8. Plan Participation Participation in the Plan is governed by the Plan rules. In addition: PSP AWARD AGREEMENT March 2025 • if I am an Executive Director, I accept any Award is subject to the Directors’ Remuneration Policy, as approved by shareholders from time to time; • I confirm I have read and understand the Plan rules and the terms of this Agreement; • I accept that the Plan documents are in the English language only and I acknowledge that I fully understand the contents of the English language versions of these documents. I acknowledge that I do not need a translation of the Plan documents; • I understand that the Company is not able to provide personal financial advice in relation to my participation in the Plan and in deciding whether to participate in the Plan and accept the Award I have not relied on any representation by the Company or any member of the Group or any agent or presentative of the Company or member of the Group); • the Plan and Awards under the Plan are offered by the Company on a discretionary basis and I am participating in the Plan on a voluntary basis; • the Company may decide to terminate, suspend or modify the terms of the Plan at any time and my participation in the Plan and the receipt of an Award do not give me any contractual or other right to continue to participate in the Plan or receive further Awards; • the opportunity to participate in the Plan is offered to me outside of any employment contract I may have with my employer and will not be interpreted to form an employment contract or relationship with the Company; • any Shares I may acquire or Awards I may receive under the Plan are not part of my normal or expected remuneration for the purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; • Plan documents may be sent by electronic delivery and participation in the Plan may be through an on-line or electronic system established and maintained by the Company or any Plan administrator. I agree to receive all communications electronically, including by email, and consent to contracting electronically with the Company (and/or other parties); • there is a share price risk that Shares awarded to me under the Plan may fall in value, including to nil. The Company does not guarantee a specified level of return on the Award; • if the Shares are valued in a currency which is not the currency in the Participant’s jurisdiction, the actual value of the Shares (and any payment) may be affected by movements in the exchange rate. The Company accepts no liability for any losses which may arise because of such movements; • I confirm I have read and understood the Policy and consent to any deductions from my variable pay in accordance with such Policy; • if I am a member of the ULE, I also confirm I have read and understood the Recovery Policy and consent to any deductions from my variable pay in accordance with such policy; and • if I forfeit the Award, or my Award is adjusted, I am not entitled to any compensation or damages and I will not bring a claim for any loss in relation to the Award or my participation in the Plan. 9. Restrictive Covenants PSP AWARD AGREEMENT March 2025 I understand that it is a condition of my eligibility to receive an Award, or for any entitlements under an Award to Vest, that I continue to comply with any restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) contained within: • Schedule 2 of this Agreement; • my employment agreement; • any termination arrangements; and • any other written agreement with a member of the Group or relevant internal policy, irrespective of the date on which any such Award is made. I agree that the Award may lapse, or be clawed back, in whole or in part, if I do not do so. I confirm that I have reviewed Schedule 2 of this Agreement before accepting the Award. 10. International The Award is subject to the terms and conditions for my country in Schedule 3 of this Agreement. Applicable laws are complex and subject to change at any time and I will consult my own duly qualified personal tax, legal and financial advisors if needed. 11. Adequate Information By accepting my Award, I certify that I (i) have been given all relevant information and materials with respect to the Group’s operations and financial condition and the terms and conditions of your Award, (ii) have read and understood such information and materials, (iii) are fully aware and knowledgeable of the terms and conditions of the Award and (iv) completely and voluntarily agree to the terms and conditions of the Award as set out in the Plan documents. The information provided does not take into account my objectives, financial situation or needs. If you do not understand the contents of the Plan documents you should consult an authorized financial advisor. The Company undertakes, on request, at no charge and within a reasonable time, to provide you with a full copy of the rules of the Plan. 12. No Public Offer This is a private placement directed at officers and key employees of the Group, as selected by the Company. The offering is not intended for the general public and may not be used for any public offer which requires a prospectus. Your Award has not been authorised or approved by any applicable securities authorities and may have been offered pursuant to an exemption from registration in your local jurisdiction. The regulatory bodies in your jurisdiction accept no responsibility for the accuracy and completeness of the statements and information contained in the Plan documents and take no liability whatsoever for any loss arising from reliance upon the whole or any part of the contents of the Plan documents. No prospectus or similar offering or registration document has been prepared, authorised or approved by any applicable authority in your jurisdiction. 13. Foreign Asset/Account and Exchange Control Reporting Requirements The Shares I may acquire upon settlement of the Award may be subject to restrictions on transfer and resale and/or may be subject to disclosure requirements in my jurisdiction. The Shares may not be offered, sold, advertised or otherwise marketed in circumstances which constitute any type of public offering of securities, unless an exemption applies.

PSP AWARD AGREEMENT March 2025 My country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect my ability to acquire or hold Shares under the Plan or cash received from participating in the Plan. I may be required to report such accounts, assets or transactions to the tax or other authorities in my country and it is my responsibility to be compliant with such regulations. I agree that I am solely responsible for complying with such regulations which apply to me with respect to my Award and neither the Company nor my employer will be responsible for obtaining exchange control approval or making such reports on my behalf. If I fail to obtain any required exchange control approval or make such reports, neither the Company nor my employer will be liable in any way for any resulting fines or penalties. I will seek independent professional advice if I am unsure about my obligations as a result of my participation in the Plan. 14. Independent Advice Recommended By accepting my Award, I agree and acknowledge that neither the Company, my employer nor any person or entity acting on their behalf has provided me with any legal, investment, tax or financial advice with respect to my participation in the Plan, the Award or any Shares or cash acquired upon settlement of the Award. 15. Employment By accepting my Award, I acknowledge that: • the grant of my Award does not form, affect or change my employment contract or my employment relationship with my employer. All benefits granted by the Award constitute an extraordinary payment and may not, in any way, be considered part of my normal remuneration. The benefits granted by my Award will not affect the calculation of pension rights or severance pay upon termination of my employment for any reason. • the Company’s decision to grant the Award is discretionary and I have no automatic right to participate in the Plan. Acceptance of the Award and participation in the Plan does not create any right to continued or future employment, future participation in the Plan or the grant of future awards. The Company may at any time decide to cease offering awards under the Plan. • I do not have any right to compensation or damages for any loss (actual or potential) in relation to the Plan or the Award. 16. Shareholding Policy I understand that it is a condition of my Award that I will comply with any relevant shareholding requirements, including any post-employment shareholding requirements in the Unilever Personal Shareholding Requirement Policy that are applicable to me. I confirm that I have reviewed the Unilever Shareholding Policy before accepting the Award if applicable. 17. Data Protection In addition to the information on data privacy provided in my employment agreement, I have also read and acknowledge the Unilever Share Plan Privacy Notice in relation to the holding and processing of personal data (including sensitive personal data) provided by me to any Member of the Group, trustee or third party service provider, for all purposes relating to the operation of the Plan and for compliance with applicable procedures, laws and regulations. 18. Insider Trading Restrictions I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell Shares or rights to Shares under the Plan when I am considered to have restricted information regarding the Company (as defined under any applicable laws in my country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that PSP AWARD AGREEMENT March 2025 may be imposed under the Share Dealing Manual or any applicable Company insider trading/share dealing policy. It is my responsibility to comply with any applicable restrictions. 19. Imposition of Other Requirements The Company may impose other requirements on my participation in the Plan or on any Shares issued under the Plan, if the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or documents that may be necessary to accomplish this. 20. Governance My participation in the Plan, the provisions of this Agreement and the Award are governed by, and subject to, English law and the English Courts have non-exclusive jurisdiction over any disputes that may arise. 21. Shares Under Award The number of Shares that will be subject to the Award will be calculated by reference to the value specified at grant, which can be viewed on the EquatePlus Account or Fidelity Account (based on closing share price on the Award Date), as later adjusted (where applicable) in accordance with the Annual Pay Review late change process. The Award and the terms of this Agreement are subject to the Plan rules. In the event of any inconsistency between the terms of this Agreement and the Plan, the terms of the Plan will prevail. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable. IF YOU AGREE TO THE TERMS OF YOUR AWARD PLEASE FOLLOW THE DIRECTIONS IN YOUR AWARD EMAIL TO ACCEPT YOUR AWARD IN YOUR EQUATEPLUS/FIDELITY ACCOUNT AS APPLICABLE. IF YOU DO NOT DO SO WITHIN 2 MONTHS OF THE AWARD ACCEPTANCE WINDOW OPENING, YOUR AWARD MAY LAPSE. PSP AWARD AGREEMENT March 2025 SCHEDULE 1 PERFORMANCE CONDITIONS All determinations with respect to Awards are made by the Committee. The Performance Conditions are as follows: • 25% of each Award is subject to the Group’s underlying sales growth measured over the PSP Performance Period, and will Vest at 0% if below threshold performance is achieved, up to 200% for outstanding performance, with Vesting determined on a straight-line basis for performance between those points; and • 30% of each Award is subject to the Group’s relative total shareholder return measured over the PSP Performance Period, and will Vest at 0% if below threshold performance is achieved, up to 200% for outstanding performance, with Vesting determined on a straight-line basis for performance between those points; and • 30% of each Award is subject to the Group’s underlying return on invested capital performance and will Vest at 0% if threshold performance is achieved, up to 200% will outstanding performance, with Vesting determined on a straight-line basis for performance between those points; and • 15% of each Award is subject to the Group’s performance, over the PSP Performance Period, on the Unilever Sustainability Progress Index (“SPI”), which is an assessment by the Committee taking into account progress against four core metrics and will Vest at 0% if threshold performance is achieved, up to 200% for outstanding performance, with Vesting determined on a straight-line basis for performance between those points. The Committee may change a Performance Condition (including replacing a Performance Condition) in accordance with its terms if anything happens which causes the Committee reasonably to consider it appropriate to do so. The Board has discretion to adjust the formulaic outcome of any Performance Condition to reflect its assessment of the underlying long-term performance of the Company. PSP AWARD AGREEMENT March 2025 SCHEDULE 2 RESTRICTIVE COVENANTS 1. Unilever Executive Directors 1.1. I shall not, without the prior written consent of Unilever, be or become directly or indirectly engaged or concerned or interested in any other business, trade, profession or occupation or undertake any work for any other person, firm or company whether paid or unpaid during the continuance of my employment. However, nothing in this Clause 1.1 shall prevent me from holding, or otherwise having an interest in, any shares or other securities of any company for investment purposes only, unless that holding is a significant one in a company that is a material competitor of any member of the Unilever Group. 1.2. Unless I have Unilever's express prior written agreement (not to be unreasonably withheld), during the Restricted Period I will not: a) in competition with any member of the Unilever Group: (i) be employed by; (ii) be engaged by; or (iii) otherwise provide services to, any Restricted Business which is being carried out or will be carried out within the Restricted Area; b) in competition with any member of the Unilever Group undertake or carry on any Restricted Business which is being carried out or will be carried out within the Restricted Area; c) (i) be employed by, (ii) be engaged by, or (iii) otherwise provide services to: • a Restricted Customer; • a Potential Customer; or • any other customer or target customer in respect of whom I had material dealings or material management responsibility during the Relevant Period, in each case in connection with any Restricted Business which is being carried out or will be carried out within the Restricted Area; d) (i) be employed by, (ii) be engaged by, or (iii) otherwise provide services to: • a Restricted Supplier; • a Potential Supplier; or • any other supplier or target supplier in respect of whom I had material dealings or material management responsibility during the Relevant Period, in each case in connection with any Restricted Business which is carried out or will be carried out within the Restricted Area; e) either (i) interfere with the supply of goods or services to Unilever (or any member of the Unilever Group) in relation to any contract or arrangement that such entity has with: • a Restricted Supplier; or • any other supplier in respect of which I had material dealings or material management responsibility during the Relevant Period, or (ii) induce any such supplier to cease or decline to supply such goods or services in the future, or adversely vary the terms on which they are provided; f) in competition with any member of the Unilever Group, for the purpose of any Restricted Business deal with or solicit the business of: (i) any Restricted Customer; (ii) any Potential Customer; (iii) any Restricted Supplier; (iv) any Potential Supplier; (v) any other customer or target customer in respect of whom I had material dealings or material management responsibility during the Relevant Period; or (vi) any other supplier or target supplier in respect of whom I had material dealings or material management responsibility during the Relevant Period; and/or g) offer employment to, or otherwise endeavour to entice away from Unilever or any member of the Unilever Group, any Restricted Employee.

PSP AWARD AGREEMENT March 2025 1.3. Each part of Clause 1.2 constitutes a separate and independent restriction (including, for the avoidance of doubt, each separate and independent restriction delineated by Roman numerals or bullet points or otherwise) and does not operate to limit any other obligation I owe. If any restriction is held to be unenforceable by a court of competent jurisdiction, it is intended and understood by us that the remaining restrictions will still be enforceable. If my place of work changes to a different country such that the covenants contained in this Clause 1 become subject to the laws of that country, the covenants will, if necessary, be modified so that they comply with any such laws and in order that the covenants remain enforceable in that country, provided that no changes will make any of the covenants wider in scope. Unilever may expressly amend the covenants in order to reflect any such changes (and I agree to re-execute any such covenants as necessary in order to give effect to this), or alternatively the changes may be deemed to be made automatically. 1.4. The definitions used in this clause have the following meanings: a) "Potential Customer" means any target client or customer to whom Unilever or any Unilever Group member was actively and directly seeking to supply goods or services at any time during the Relevant Period in respect of whom I held material Confidential Information. b) "Potential Supplier" means any target supplier in respect of whom Unilever or any Unilever Group member was actively and directly seeking to receive goods or services on exclusive or specially negotiated terms at any time during the Relevant Period in respect of whom I held material Confidential Information. c) "Relevant Period" means the 12 months prior to the earlier of: (i) the date on which I am placed on garden leave; and (ii) the date on which my employment terminates; d) "Restricted Area" means: • my Country; • any other country in which the Unilever Group operates (or is planning to operate) business in which I was materially involved or in respect of which I held material management responsibility; and/or • any other such country in respect of which I held material Confidential Information, at any time during the Relevant Period; e) "Restricted Business" means business competitive with: (i) any area of business of any Unilever Group member in respect of which I held material Confidential Information because of my material involvement or material management responsibility, or (ii) any other area of business of any Unilever Group member in respect of which I held material Confidential Information, at any time during the Relevant Period; f) "Restricted Customer" means any actual client or customer of Unilever or any Unilever Group member in respect of whom I had material Confidential Information at any time during the Relevant Period; g) "Restricted Employee" means any Unilever Group staff member who: • works in a managerial or marketing or sales or distribution or research or senior capacity in relation to any area of business of the Unilever Group in which I was materially involved, or in respect of which I held material management responsibility and/or material Confidential Information, at any time during the Relevant Period; or • has responsibility for or influence over Restricted Customers; or • is in possession of material Confidential Information, and with whom I had material dealings and/or for whom I had direct managerial responsibility at any time during the Relevant Period; h) "Restricted Period" means the 12 month period following the termination of my employment, less any time spent on garden leave; and i) "Restricted Supplier" means any supplier engaged by any Unilever Group member on exclusive or specially negotiated terms of business at any time during the Relevant Period and in respect of whom I held material Confidential Information. PSP AWARD AGREEMENT March 2025 1.5. Unilever contracts as trustee and agent for the benefit of each Unilever Group member. From time to time it may be necessary for me to enter into matching restrictive covenants like these directly with another Unilever Group member (e.g. if my employing entity changes), and I agree to do so if requested (and if I fail to do so within 7 days of receiving any such request, I hereby irrevocably and unconditionally authorise Unilever to execute on my behalf any document(s) required to give effect to this Clause 1.5). 2. Unilever Leadership Executive (ULE) If you are a member of the ULE, the following restrictive covenants apply to you in priority to any of the other Parts of this Schedule: 2.1. Conflicts of interest and outside appointments. You must comply with the Code Policy Avoiding Conflicts of Interest (Code) (found here) and any other relevant instructions/policies. Among other things, this means that during your employment you must: • notify your manager if you become aware that a potential conflict situation exists in relation to your employment (or any office you hold); • not, without your manager’s written prior permission, directly or indirectly engage in, be concerned with, or have any interest in a non-Unilever Group business or entity in a way that could give rise to a conflict of interest (or the appearance of one) with any Unilever Group member (although this will not prevent you from holding shares or other securities for investment purposes only, provided you do so in accordance with the Code); and/or • not, without your manager’s written prior permission, be directly or indirectly engaged in, provide work/services for, or take up any appointment with any non-Unilever business, entity or public office, whether paid or unpaid (save as expressly otherwise authorised by the Code for roles like school governor, director of a property/housing block in which you live etc.), and for avoidance of doubt this includes outside board appointments, although Unilever recognises the value of such appointments and if appropriate your manager may authorise them on the basis set out above. 2.2. Additional restrictive covenants Unless you have Unilever's express prior written agreement (not to be unreasonably withheld), during the Restricted Period you will not: • in competition with any member of the Unilever Group, undertake, carry on or be employed, engaged or interested in any Restricted Business within the Restricted Area; • in competition with any member of the Unilever Group, be employed or engaged in any capacity by a Restricted Supplier in connection with any Restricted Business within the Restricted Area; • in competition with any member of the Unilever Group, be employed or engaged in any capacity by a Restricted Customer in connection with any Restricted Business within the Restricted Area; • in competition with any member of the Unilever Group, deal with or solicit the business of any Restricted Customer or Restricted Supplier for the purpose of Restricted Business; and/or • offer employment to or otherwise endeavour to entice away from Unilever or any member of the Unilever Group any Restricted Employee. PSP AWARD AGREEMENT March 2025 The foregoing restrictions in this Clause 2.2 shall not apply, and shall not be enforced by the Unilever Group, if you primarily reside and work in the United States state of California, unless you engage in the misappropriation of trade secrets of the Unilever Group. Each part of Clause 2 constitutes a separate and independent restriction and does not operate to limit any other obligation owed by you. If any restriction is held to be unenforceable by a court of competent jurisdiction, it is intended and understood by us that the remaining restrictions will still be enforceable. If your place of work changes to a different country such that the covenants contained in this Schedule become subject to the laws of that country, the covenants will, if necessary, be modified so that they comply with any such laws and in order that the covenants remain enforceable in that country, provided that no changes will make any of the covenants wider in scope. Unilever may expressly amend the covenants in order to reflect any such changes (and you agree to re-execute any such covenants as necessary in order to give effect to this), or alternatively the changes may be deemed to be made automatically. Unilever contracts as trustee and agent for the benefit of each Unilever Group member. From time to time it may be necessary for you to enter into matching restrictive covenants like these directly with another Unilever Group member (e.g. if your employing entity changes), and you agree to do so if requested (and if you fail to do so within 7 days of receiving any such request, you hereby irrevocably and unconditionally authorise Unilever to execute on your behalf any document(s) required to give effect to this. The definitions used in this Clause 2 have the following meanings: “Confidential Information” means any information which is confidential and proprietary to the Unilever Group, including but not limited to technical data, trade secrets, know-how, research, plans, products, services, client lists and clients (including, without limitation, clients of the Unilever Group on whom you called or with whom you became acquainted during the term of your employment), markets, software, source code, object code, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, financial or other business information disclosed to you by the Unilever Group, directly or indirectly, in writing, orally, electronically, by drawings or observation of parts or equipment or otherwise. Confidential Information shall not include any information you can establish by competent proof (i) was known to you prior to disclosure by the Unilever Group; (ii) was lawfully obtained from a third party who was not under any obligation of confidentiality; or (iii) is or becomes public knowledge or part of the public domain through no act or omission by you; "Relevant Period" means the 12 months prior to the earlier of: (i) the date on which you are placed on garden leave; and (ii) the date on which your employment terminates; "Restricted Area" means: (i) the United Kingdom; and (ii) the Netherlands; and (iii) Singapore; and (iv) France; and (v) the United States; and (vi) the country of your place of work; and (vii) any other country (or in the USA, any state) in which the Unilever Group operates or is planning to operate business in which you were materially involved, or in respect of which you held management responsibility and/or Confidential Information, at any time during the Relevant Period; "Restricted Business" means business competitive with any area of business of any Unilever Group member in which you were materially involved, or in respect of which you held management responsibility and/or Confidential Information, at any time during the Relevant Period; "Restricted Customer" means any actual client or customer of Unilever or any Unilever Group member, or any target client or customer to whom Unilever or any Unilever Group member was actively and directly seeking to supply goods or services, and in each case with PSP AWARD AGREEMENT March 2025 whom you had material dealings, or in respect of whom you held management responsibility and/or Confidential Information, at any time during the Relevant Period; "Restricted Employee" means any Unilever Group staff member who: • works in relation to any area of business of the Unilever Group in which you were materially involved, or in respect of which you held management responsibility and/or Confidential Information, at any time during the Relevant Period in a managerial or marketing or sales or distribution or research or senior capacity; or • has responsibility for or influence over Restricted Customers; or • is in possession of Confidential Information, and with whom you had material dealings and/or for whom you had direct managerial responsibility at any time during the Relevant Period; "Restricted Period" means the period of 12 months following the termination of your employment, less any time spent on garden leave; and "Restricted Supplier" means any supplier engaged by any Unilever Group member on exclusive or specially negotiated terms of business or any target supplier, from whom Unilever or any Unilever Group member was actively and directly seeking to receive goods or services on exclusive or specially negotiated terms, where in either case, at any time during the Relevant Period, you had material dealings with or held Confidential Information about such supplier. 3. Non-ULE member based outside of the US If you are not an executive director, nor a ULE member and you are employed outside of the United States, Canada or Puerto Rico or your home country is outside of the United States, Canada or Puerto Rico the following restrictive covenants apply to you: 3.1. Conflicts of interest and outside appointments. You must comply with the Code Policy Avoiding Conflicts of Interest (Code) (found here) and any other relevant instructions/policies. Among other things, this means that during your employment you must: • notify your manager if you become aware that a potential conflict situation exists in relation to your employment (or any office you hold); • not, without your manager’s written prior permission, directly or indirectly engage in, be concerned with, or have any interest in a non-Unilever Group business or entity in a way that could give rise to a conflict of interest (or the appearance of one) with any Unilever Group member (although this will not prevent you from holding shares or other securities for investment purposes only, provided you do so in accordance with the Code); and/or • not, without your manager’s written prior permission, be directly or indirectly engaged in, provide work/services for, or take up any appointment with any non-Unilever business, entity or public office, whether paid or unpaid (save as expressly otherwise authorised by the Code for roles like school governor, director of a property/housing block in which you live etc.), and for avoidance of doubt this Clause 3.1 includes outside board appointments, although Unilever recognises the value of such appointments and if appropriate your manager may authorise them on the basis set out above. 3.2. Additional restrictive covenants

PSP AWARD AGREEMENT March 2025 Unless you have Unilever's express prior written agreement (not to be unreasonably withheld), during the Restricted Period you will not: • in competition with any member of the Unilever Group, undertake, carry on or be employed, engaged or interested in any Restricted Business within the Restricted Area; • in competition with any member of the Unilever Group, be employed or engaged in any capacity by a Restricted Supplier in connection with any Restricted Business within the Restricted Area; • in competition with any member of the Unilever Group, be employed or engaged in any capacity by a Restricted Customer in connection with any Restricted Business within the Restricted Area; • in competition with any member of the Unilever Group, deal with or solicit the business of any Restricted Customer or Restricted Supplier for the purpose of Restricted Business; and/or • interfere with the supply of goods or services to Unilever (or any Unilever Group member) in relation to any contract or arrangement that such entity has with a Restricted Supplier, or induce a Restricted Supplier to cease supplying such goods or services or adversely vary the terms on which they are provided; and/or • offer employment to or otherwise endeavour to entice away from Unilever or any member of the Unilever Group any Restricted Employee. Each part of Clause 3.2 constitutes a separate and independent restriction and does not operate to limit any other obligation owed by you. If any restriction is held to be unenforceable by a court of competent jurisdiction, it is intended and understood by us that the remaining restrictions will still be enforceable. If your place of work changes to a different country such that the covenants contained in this Schedule 2 become subject to the laws of that country, the covenants will, if necessary, be modified so that they comply with any such laws and in order that the covenants remain enforceable in that country, provided that no changes will make any of the covenants wider in scope. Unilever may expressly amend the covenants in order to reflect any such changes (and you agree to re-execute any such covenants as necessary in order to give effect to this), or alternatively the changes may be deemed to be made automatically. Unilever contracts as trustee and agent for the benefit of each Unilever Group member. From time to time it may be necessary for you to enter into matching restrictive covenants like these directly with another Unilever Group member (e.g. if your employing entity changes), and you agree to do so if requested (and if you fail to do so within 7 days of receiving any such request, you hereby irrevocably and unconditionally authorise Unilever to execute on your behalf any document(s) required to give effect to this. The definitions used in this Clause 3 have the following meanings: “Confidential Information” means any information which is confidential and proprietary to the Unilever Group, including but not limited to technical data, trade secrets, know-how, research, plans, products, services, client lists and clients (including, without limitation, clients of the Unilever Group on whom you called or with whom you became acquainted during the term of your employment), markets, software, source code, object code, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, financial or other business information disclosed to you by the Unilever Group, directly or indirectly, in writing, orally, electronically, by drawings or observation of parts or equipment or otherwise. Confidential Information shall not include any information you can establish by competent proof (i) was known to you prior to disclosure by the Unilever Group; (ii) was lawfully obtained from a third party who was not under any obligation of confidentiality; or (iii) is or becomes public knowledge or part of the public domain through no act or omission by you; PSP AWARD AGREEMENT March 2025 "Relevant Period" means the 12 months prior to the earlier of: (i) the date on which you are placed on garden leave; and (ii) the date on which your employment terminates; "Restricted Area" means: (i) the United Kingdom; and (ii) the Netherlands; and (iii) Singapore; and (iv) France; and (v) the United States; and (vi) the country of your place of work; and (vii) any other country (or in the USA, any state) in which the Unilever Group operates or is planning to operate business in which you were materially involved, or in respect of which you held management responsibility and/or Confidential Information, at any time during the Relevant Period; "Restricted Business" means business competitive with any area of business of any Unilever Group member in which you were materially involved, or in respect of which you held management responsibility and/or Confidential Information, at any time during the Relevant Period; "Restricted Customer" means any actual client or customer of Unilever or any Unilever Group member, or any target client or customer to whom Unilever or any Unilever Group member was actively and directly seeking to supply goods or services, and in each case with whom you had material dealings, or in respect of whom you held management responsibility and/or Confidential Information, at any time during the Relevant Period; "Restricted Employee" means any Unilever Group staff member who: • works in relation to any area of business of the Unilever Group in which you were materially involved, or in respect of which you held management responsibility and/or Confidential Information, at any time during the Relevant Period in a managerial or marketing or sales or distribution or research or senior capacity; or • has responsibility for or influence over Restricted Customers; or • is in possession of Confidential Information, and with whom you had material dealings and/or for whom you had direct managerial responsibility at any time during the Relevant Period; "Restricted Period" means the period of 12 months following the termination of your employment, less any time spent on garden leave; and "Restricted Supplier" means any supplier engaged by any Unilever Group member on exclusive or specially negotiated terms of business or any target supplier, from whom Unilever or any Unilever Group member was actively and directly seeking to receive goods or services on exclusive or specially negotiated terms, where in either case, at any time during the Relevant Period, you had material dealings with or held Confidential Information about such supplier. 4. Non-ULE member based in the US, Canada and Puerto Rico If you are not an executive director, nor a ULE member and you are employed in the United States, Canada or Puerto Rico or your home country is United States, Canada or Puerto Rico the following restrictive covenants apply to you: 4.1. Confidential Information You acknowledge that you are provided access to confidential information of a special and unique nature and value related to Unilever PLC and its subsidiaries (the “Unilever Group”). You further recognize and acknowledge that all confidential information is the exclusive property of the Unilever Group, is material and confidential, and is critical to the successful conduct of the business of the Unilever Group. Accordingly, you hereby covenant and agree at all times during the term of your employment with the Unilever Group, and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Unilever Group, or to disclose to any PSP AWARD AGREEMENT March 2025 person or entity without written authorization of the Unilever Group, any Confidential Information of the Unilever Group. The term “Confidential Information” means any information which is confidential and proprietary to the Unilever Group, including but not limited to technical data, trade secrets, know-how, research, plans, products, services, client lists and clients (including, without limitation, clients of the Unilever Group on whom you called or with whom you became acquainted during the term of your employment), markets, software, source code, object code, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, financial or other business information disclosed to you by the Unilever Group, directly or indirectly, in writing, orally, electronically, by drawings or observation of parts or equipment or otherwise. Confidential Information shall not include any information you can establish by competent proof (i) was known to you prior to disclosure by the Unilever Group; (ii) was lawfully obtained from a third party who was not under any obligation of confidentiality; or (iii) is or becomes public knowledge or part of the public domain through no act or omission by you. Nothing in Clause 4 restricts or prohibits you from initiating communications directly with, responding to any inquiries from, providing testimony before, providing Confidential Information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with any Regulator (as defined below) or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. You do not need the prior authorization of the Unilever Group to engage in such communications, respond to such inquiries, provide such Confidential Information or documents to the Regulators, or make any such reports or disclosures to the Regulators. You are not required to notify the Unilever Group that you have engaged in such communications, responded to such inquiries or made such reports or disclosures. The term “Regulator” means any governmental agency or entity, or self- regulatory authority, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General. In other circumstances, if you are required by law to disclose Confidential Information, you are permitted to do so to the extent required by law, and you agree to give the Chief Legal Officer of the Unilever Group written notice of such required disclosure immediately upon knowledge thereof, in order to allow the Unilever Group a reasonable opportunity to seek to obtain a protective order or other appropriate remedy prior to such disclosure, to the extent permitted by law. Please take notice that United States federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law. You recognize that the Unilever Group may receive from third parties certain confidential or proprietary information subject to a duty on the Unilever Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. You agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity or to use it except as necessary in carrying out your work for the Unilever Group consistent with the Unilever Group’s agreement with such third party. 4.2. Restrictions During Employment You agree that, during employment with the Unilever Group, you will not: (i) work for, or be engaged by, or otherwise be involved in, any company, firm, or organization whose business is similar to or in competition with the business of any member of the Unilever Group unless you request and are given written permission by the Head of Human Resources of Unilever North America (the “Head of NA Human Resources”) or (ii) solicit or induce, either directly or indirectly, or take any action to assist any entity, either directly or indirectly, in soliciting or inducing, any PSP AWARD AGREEMENT March 2025 employee of the Unilever Group to leave the employment of the Unilever Group except as may be required as part of your duties for the Unilever Group (“Induce Departures”). 4.3. Post-Employment Restrictive Covenants for U.S. Employees If you are considered a “U.S. Employee” (as defined below), the following post-employment restrictive covenants apply to you: • Employee Non-solicitation. For a period of 12 months following the termination of your employment with the Unilever Group for any reason, you will not Induce Departures or attempt to Induce Departures, or assist in the hire or employment, either directly or indirectly, of any individual whose employment by the Unilever Group ended within six months preceding that individual’s hire or employment, by you or your successor employer. This non-solicitation restriction shall not apply, and shall not be enforced by the Unilever Group, if you primarily reside and work in California, unless you engage in the misappropriation of trade secrets of the Unilever Group. • Customer and Prospective Customer Non-Solicitation. For a period of 12 months following the termination of your employment with the Unilever Group for any reason, you will not, directly or indirectly, on your own behalf or on behalf of others, either solicit, contact or attempt to persuade any current or prospective customer of the Unilever Group to alter such customer’s or prospective customer’s relationship with us. The term “prospective customer” means any prospective customer of the Unilever Group with whom you had contact at any time during the 12 months preceding the termination of your employment. This non-solicitation restriction shall not apply, and shall not be enforced by the Unilever Group, if you primarily reside and work in California, unless you engage in the misappropriation of trade secrets of the Unilever Group. • Non-competition. For a period of 12 months following the termination of your employment with the Unilever Group for any reason, you will not, anywhere within the Geographic Scope (as defined below), directly or indirectly, for or by you, or through, on behalf of, or in conjunction with any person or legal entity: I. own, maintain, finance, operate, invest or engage in any business that competes with the Unilever Group in businesses in which you were materially involved during the two years prior to your termination; or II. provide services, either as an employee, consultant, independent contractor, agent, or otherwise, to any business that competes with the Unilever Group in businesses in which you were materially involved during the two years prior to your termination. Notwithstanding the foregoing, you may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity. This non-competition restriction shall not apply, and shall not be enforced by the Unilever Group, if you primarily reside and work in California, unless you engage in the misappropriation of trade secrets of the Unilever Group. For purposes of the non-competition covenant under these “Post-Employment Covenants for U.S. Employees,” the term “Geographic Scope” means: • North America (which includes the United States, Canada and the Caribbean); and • If you have regional or global job responsibilities for the Unilever Group, those countries throughout the world that are within the scope of your position with respect to Unilever Group operations in the two years preceding the date of your termination of employment with the Unilever Group.

PSP AWARD AGREEMENT March 2025 This non-competition restriction shall not apply to any Unilever Group employee who is licensed to practice law in any state in the United States and who joins a competing business for the purpose of providing legal advice to the competing business. It shall apply, however, to any Unilever Group employee who, while licensed to practice law, joins a competing business in any position which, in whole or in part, is a non-legal position (e.g. any non-legal executive or business development role). 4.4. For purposes of these covenants, the term “U.S. Employee” means a Unilever Group employee (i) whose principal place of employment is in the 50 states of the United States or Puerto Rico, (ii) who is an International Assignee or Global Assignee whose home country is the U.S. or Puerto Rico, including individuals on a Host-based, Euronet, or other International Assignment Policy, or (iii) who is an International Assignee or Global Assignee whose home country is not the U.S. or Puerto Rico but who is on assignment in the U.S. or Puerto Rico under an applicable International Assignment Policy.Post-Employment Restrictive Covenants for Canadian Employees If you are considered a “Canadian Employee” (as defined below), the following post-employment restrictive covenants apply to you: • Employee Non-solicitation. For a period of 12 months following the termination of your employment with the Unilever Group for any reason, you will not Induce Departures or attempt to Induce Departures, either directly or indirectly, of any individual whose employment by the Unilever Group ended within six months preceding that individual’s hire or employment by you or your successor employer. • Customer and Prospective Customer Non-solicitation. For a period of 12 months following the termination of your employment with the Unilever Group for any reason, you will not, directly or indirectly, on your own behalf or on behalf of others, either solicit, contact or attempt to persuade any current or prospective customer of the Unilever Group to alter such customer’s or prospective customer’s relationship with Unilever Group. The term “prospective customer” means any prospective customer of the Unilever Group with whom you had contact at any time during the 12 months preceding the termination of your employment. • Non-competition. For a period of six months following the termination of your employment with the Unilever Group for any reason, you will not, anywhere within the Geographic Scope (as defined below), directly or indirectly, for or by you, or through, on behalf of, or in conjunction with any person or legal entity: I. own, maintain, finance, operate, invest or engage in any business that competes with the Unilever Group in businesses in which you were materially involved during the two years prior to your termination; or II. provide services, either as an employee, consultant, independent contractor, agent, or otherwise, similar in nature to the services you performed for the Unilever Group during the course of your employment to any business that competes with the Unilever Group in businesses in which you were materially involved during the two years prior to your termination. Notwithstanding the foregoing, you may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity. For purposes of the non-competition covenant under these “Post-Employment Covenants for Canadian Employees,” the term “Geographic Scope” means: • The Canadian Province in which your principal office is located; and • If you have job responsibilities for the Unilever Group outside the Canadian Province in which your principal office is located, those Provinces that are within the scope of your position with PSP AWARD AGREEMENT March 2025 respect to Unilever Group operations in the two years preceding the date of your termination of employment with the Unilever Group; and • If you have regional or global job responsibilities for the Unilever Group, those countries throughout the world that are within the scope of your position with respect to Unilever Group operations in the two years preceding the date of your termination of employment with the Unilever Group. This non-competition restriction shall not apply to any Unilever Group employee who is licensed to practice law in any Province and who joins a competing business for the purpose of providing legal advice to the competing business. It shall apply, however, to any Unilever Group employee who, while licensed to practice law, joins a competing business in any position which, in whole or in part, is a non-legal position (e.g. any non-legal executive or business development role). For purposes of these covenants, the term “Canadian Employee” means a Unilever Group employee (i) whose principal place of employment is in Canada, (ii) who is an International Assignee or Global Assignee whose home country is Canada, including individuals on a Host- based, Euronet, or other International Assignment Policy, or (iii) who is an International Assignee or Global Assignee whose home country is not Canada but who is on assignment in Canada under an applicable International Assignment Policy. 4.5. Acknowledgment and Waiver You represent and warrant that if your employment were to terminate, you could earn a living while fully complying with all of the terms of these restrictive covenants. You hereby acknowledge that the Unilever Group provides a wide range of products and services to customers throughout the world and that the restrictions set forth above are reasonable and necessary to protect the Unilever Group’s legitimate interest in its confidential information, trade secrets, customer relationships, and investment in the training and development of its employees. The Unilever Group may waive any of these restrictions or any breach in circumstances that it determines do not adversely affect its interests, but only in a writing signed by the Head of NA Human Resources or his or her delegate. No waiver of any one breach of the restrictions set forth herein will be deemed a waiver of any other breach. 4.6. Restrictions Separable and Divisible; Consideration for Restrictive Covenants You acknowledge and accept the restrictive covenants set forth in this Clause 4 to the maximum extent permissible under applicable law, and you agree that each restriction will be construed as separate and divisible from every other restriction. You acknowledge that your continued employment with the Unilever Group, receipt of the Award and access to Confidential Information of the Unilever Group are consideration for the restrictive covenants set forth above. If any provision of Clause 4 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect these obligations in any other respect, and these employment and post-employment obligations shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform these restrictive covenants to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. 4.7. Remedies In addition to other remedies allowed by law, if you breach any of the foregoing restrictions, you will immediately lose the right to receive any and all amounts payable under the Award. You PSP AWARD AGREEMENT March 2025 agree that the restrictions set forth above are fair, reasonable and necessary, and are reasonably required for the protection of the Unilever Group, and you acknowledge that the amount of damages that would derive from the breach of any restriction is not readily ascertainable and that the restrictions are a significant portion of the consideration that you convey to the Unilever Group in consideration of your employment with, and receipt of compensation from, the Unilever Group. You further acknowledge and agree that in the event of breach of any of these restrictions, in addition to forfeiture of benefits, monetary damages and/or reasonable attorney's fees, the Unilever Group will have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the covenants. You further consent to the issue of a temporary restraining order to maintain the status quo pending the outcome of any proceeding. 4.8. Continuation of Restrictive Covenants following Termination The rights and obligations under the foregoing restrictive covenants shall survive the termination of your service with the Unilever Group and shall inure to the benefit of the successors and assigns of the Unilever Group. 4.9. Governing Law The provisions of Clause 4 will be governed and construed in accordance with the laws of the state of New York, without giving effect to the conflict of law provisions thereof, except as may be required by applicable law, notwithstanding anything in the Award Agreement to the contrary. The federal or state courts in the state of New York shall have exclusive jurisdiction over any disputes that may arise with respect to Clause 4, notwithstanding anything in the Award Agreement to the contrary. PSP AWARD AGREEMENT March 2025 SCHEDULE 3 COUNTRY-SPECIFIC WORDING Capitalised terms used in this document have the meanings given to them in the Plan, unless otherwise defined. Cash Alternative The jurisdictions in which the Company intends that Awards will be satisfied in cash includes, but is not limited to, the following: Algeria Bangladesh Belarus Bosnia and Herzegovina Cambodia China Colombia Côte d'Ivoire Cuba Ethiopia Indonesia Iran Japan Laos Malawi Mali Morocco Mozambique Myanmar Russian Federation Sri Lanka United Republic of Tanzania Tunisia Venezuela Vietnam Zimbabwe Depending on a number of factors, including the development of local laws, the Company reserves the right to settle Awards in Shares and to settle Awards in other jurisdictions in cash. The Company also reserves the right to settle any Dividend Equivalent payable in relation to your Award in cash. ARGENTINA Securities Law Notice. Your Award is being offered to you solely in connection with your employment and is not offered to the general public. By receiving and accepting your Award, you are deemed to (i) acknowledge that the Company has not made, and will not make, any application to obtain an authorisation from the Argentinian Securities and Exchange Commission

PSP AWARD AGREEMENT March 2025 (Comisión Nacional de Valores) for the public offering of the Awards or underlying Shares in Argentina nor has it taken any action that would permit a public offering of the underlying Awards or Shares in Argentina within the meaning of the Argentine Capital Markets Law No. 26,831 (as amended and supplemented), the Argentina Securities and Exchange Commission General Resolution No. 622/2013 (as amended and supplemented) and ancillary regulations (the CNV Rules); (ii) acknowledge that the Argentinian Securities and Exchange Commission has not reviewed or approved the offering of the Awards or the underlying Shares nor any document relating to the offering, and the documents related to the offer are the responsibility of the Company and any intervening parties; (iii) acknowledge the offer is being made on a private basis in accordance with Sub-title I, Chapter I, Title XX of the CNV Rules, and is exempt from the requirements applicable to a public offering; and (iii) agree that you will not sell or offer to sell the Awards or any Shares acquired upon settlement of your Award in Argentina within the following 6 months after its acquisition if it is not a primary placement pursuant to section 17, of sub-title II, Chapter I, Title XX of the CNV Rules. Further, receipt and acceptance of the Plan documents shall constitute your agreement that the information contained in the Plan documents may not (i) be reproduced or used, in whole or in part, for any purpose whatsoever other than as a representation of your holding of Awards or Shares, as applicable or (ii) furnished to or discussed with any person without the prior written permission from the Company. Data Protection. The Access to Public Information Agency, as the enforcing authority of Act 25.326, has the power to attend to the reports and claims from those whose rights are affected as a consequence of non-fulfilment of data protection provisions. La Agencia de Acceso a la Información Pública, en su carácter de Órgano de Control de la Ley Nº 25.326, tiene la atribución de atender las denuncias y reclamos que interpongan quienes resulten afectados en sus derechos por incumplimiento de las normas vigentes en materia de protección de datos personales. Labour Law. Please be advised that your participation in the Plan is entirely voluntary. The Company does not guarantee any benefit or gain in connection with the Awards offered under the Plan. Furthermore, the benefits that could eventually arise from the Plan do not constitute a granted right for the future and may be amended, modified or terminated at any time. Legal, tax and accountant advice should be asked for if needed, to completely understand the Plan effects and consequences. AUSTRALIA Securities Law Notice. The offer to participate in the Plan is made in reliance of Division 1A of Part 7.12 of the Corporations Act 2001 (Cth). Any advice given by the Company (or any other company within the Group) in connection with Awards made pursuant to the Plan is general advice only and does not take into account your objectives, financial situation or needs. This document does not constitute investment advice and does not constitute financial product advice as defined in the Corporations Act 2001 (Cth) and the Company makes no recommendation about whether you should participate in this offer. Before acting on the information contained in the Plan documents, you should consider obtaining your own financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice. As the Company’s Shares are listed on the London Stock Exchange, the market value of the Shares in GBP can be determined by visiting the website of the London Stock Exchange (http://www.londonstockexchange.com). The Australian dollar equivalent of that price can be obtained by applying the prevailing GBP/AUD exchange rate published by the Reserve Bank of Australia, which is accessible at the following link: http://www.rba.gov.au/statistics/frequency/exchange-rates.html. PSP AWARD AGREEMENT March 2025 There is a risk that the value of any Shares, and so the value of any Award to you, may fall as well as rise through movement of equity markets. Market forces will impact the value of such Awards and, at their worst, market values of any underlying Shares may become zero if adverse market conditions are encountered. As the price of any underlying Shares is quoted in GBP, the value of those Shares to you may also be affected by movements in the GBP/AUD exchange rate. A copy of the trust deed and/or nominee agreement is available from the Company on request. Data Protection. If you participate in the Plan you consent to Unilever Australia Ltd or Unilever Australia Trading Limited, any of its related bodies corporate or any third-party, collecting the personal information (including sensitive information) necessary to administer the Plan and disclosing any personal information necessary to administer the Plan to the Company, any of its related bodies corporate or any third-party engaged to assist in implementing the Plan, who may be situated in or outside Australia including in jurisdictions that may not afford your information the same level of protection as Australian laws do; and Unilever Australia Ltd or Unilever Australia Trading Limited] will not be required to take steps to ensure the Company, any of its related bodies corporate or any third-party engaged to assist in implementing the Plan do not breach the Australian Privacy Principles. You acknowledge that neither the Company (nor any other company within the Group) will be required to take steps to ensure that any of its related bodies corporate or any third-party engaged to whom your personal information is disclosed do not breach data privacy principles. Tax Deferral. This is a scheme to which Subdivision 83A-C of the Income Tax Assessment Act 1997 applies, subject to the requirements in that Act. AUSTRIA Securities laws notice. This offer is being made to selected employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is Unilever PLC whose registered office is located at Port Sunlight, Wirral, Merseyside, CH62 4ZD. The shares which are the subject of these rights are Shares in the Company. More information in relation to Company, including the Share price, can be found at the following web address: https://www.unilever.com/. Details of the offer can be found in the Plan documents. The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation. The total maximum number of Shares which are the subject of this offer in Austria is100,000. Transfer restrictions. You may not transfer, assign or otherwise dispose of your Award to any third-party at any time, except to your personal representatives on your death. BRAZIL The Awards and any Shares granted under the Plan have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (CVM). Therefore, the Awards will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulations. By accepting your Award you agree and acknowledge that (i) neither your employer nor any person or entity acting on behalf of your employer has provided you with financial advice with PSP AWARD AGREEMENT March 2025 respect to your Award or the Shares acquired upon settlement of your Award; and (ii) your employer does not guarantee a specified level of return on your Award or the Shares. CANADA Securities Law Requirements. By accepting this Award, you represent and warrant to the Company that your participation in the Plan is voluntary and that you have not been induced to participate by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable. Resale. In addition to any restrictions on resale and transfer noted in the Plan documents, Shares acquired pursuant to the Plan will be subject to certain restrictions on resale imposed by Canadian provincial securities laws (in general, participants in the offering who are resident in Canada may not resell their Shares to Canadian purchasers). Accordingly, prospective Participants are encouraged to seek legal advice prior to any resale of such Shares. Termination. By participating in the Plan, you acknowledge and accept that your Award will lapse effective immediately upon cessation of employment with the Group, regardless of the reason for cessation of employment. The lapse of your Award will be binding and shall not be reversed. Such date of cessation does not include, and will not be extended by, any period of notice, whether imposed by your terms of employment, common law, civil or otherwise, except where (and only to the extent that) such extension is strictly necessary to comply with the minimum requirements of applicable employment or labour standards legislation. For the avoidance of doubt, the term of your Award and/or your participation in the Plan will not be extended by any common law or civil notice period. You will not be entitled to any compensation or damages as a result of the lapse of your Award and/or your participation in the Plan ceasing prior to the end of any applicable common law or civil law notice period. Subject to complying with the minimum requirements of applicable employment or labour standards legislation, the Company shall have exclusive discretion to determine when your employment with the Group has ceased and, as such, when your Award will lapse. CHILE Securities Laws Notice. Neither the Company, the Plan nor the Shares have been registered in the Registro de Valores (Securities Registry) or in the Registro de Valores Extranjeros (Foreign Securities Registry) of the Comisión para el Mercado Financiero de Chile (Chilean Commission for the Financial market or CMF) and they are not subject to the control of the CMF. The Plan is ruled by General Regulation 452. As the Shares are not registered, the issuer has no obligation under Chilean law to deliver public information regarding the Shares in Chile. The Shares cannot be publicly offered in Chile unless they are registered with the CMF or they comply with General Regulation 452. The commencement date of the offer is 7 March 2025. Ni Unilever, ni el Plan ni las Acciones han sido registradas en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la Comisión para el Mercado Financiero de Chile (CMF) y ninguno de ellos está sujeto a la fiscalización de la CMF. Esta oferta de Acciones se acoge Norma de Carácter General 452. Por tratarse de valores no inscritos, el emisor de las Acciones no tiene obligación bajo la ley chilena de entregar en Chile información pública acerca de las Acciones. Las Acciones no pueden ser ofrecidas públicamente en Chile en tanto éstas no se inscriban en el Registro de Valores correspondiente a menos que se cumpla las condiciones PSP AWARD AGREEMENT March 2025 establecidas en la Norma de Carácter General 452. Se informa que la fecha de inicio de la presente oferta es el 7 de Marzo de 2025. English Language. You declare that you perfectly read and understand English and that the fact that this document is in English does not represent any inconvenience or prejudice to you. Consequently, you accept the terms and conditions stated in English herein. El Trabajador declara que lee y entiende perfectamente el idioma inglés, y que la circunstancia de que este documento se encuentre en inglés no representa ningún inconveniente o perjuicio para el trabajador. En consecuencia, el trabajador acepta los términos y condiciones establecidos en este documento en idioma inglés. CHINA If you are subject to exchange control requirements in China, the following provisions apply to your Award: Sale Requirement. Due to exchange control laws in China, you agree to sell any Shares acquired under the Plan after termination of your employment with the Group. If the Shares are not sold within six months from your termination date, the Company will sell the Shares on your behalf. Exchange Control Requirements. You understand and agree that you will be required to repatriate the cash proceeds from the sale of the Shares and any cash dividend paid on such Shares to China, including Shares sold to fund any tax liability. You further understand that such repatriation of cash proceeds may need to be made through a special domestic exchange control account established by the Company or any of its Subsidiaries, and consent and agree that any proceeds realized under the Plan may be transferred to such special account prior to being delivered to you. The following strict China SAFE rules will apply to your Award if you are a China PRC national: No Share transfers allowed. You cannot transfer your Shares at any time. China Tax treatment. Provided you are employed by the Group until the end of the Vesting period, Computershare will sell enough Vested Shares to cover your China tax obligation, and your remaining after-tax Shares will be deposited in your account. After SAFE approval is obtained, Computershare will wire transfer the China tax funds to the Company’s China SAFE-approved domestic foreign currency account and HSBC will convert the tax funds to CNY. HSBC will then remit the tax funds to the China tax bureau. Disposition of your Vested Shares. You can continue to hold your Shares in your account after the end of the Vesting period or you can instruct Computershare to sell your remaining after-tax Vested Shares. After you sell your Vested Shares, and after the Company obtains SAFE approval, your cash proceeds will first be transferred to the Company’s China SAFE-approved domestic foreign exchange account in China. Subject to the SAFE approval and its requirements, the Company and HSBC will then convert your sale proceeds to CNY and deduct mandatory China capital gains tax from your sale proceeds. Your sale proceeds will then be transferred to your personal payroll bank account. Disposition of your Shares if your employment with Unilever terminates. If you have not sold your Vested Shares within six months (or a shorter period required by SAFE) after your employment with the Group terminates, your Shares will be sold on your behalf and your sale proceeds will be transferred to you, as described above. In order to facilitate the sale of the Shares, your tax status must be certified. If your employment with the Group terminates before the end of the Vesting period under certain circumstances, and you are entitled to a pro rata portion of Shares, your Vested Shares (including

PSP AWARD AGREEMENT March 2025 vested Dividend Equivalents) will be payable to you in an equivalent amount in cash due to China SAFE rules. DENMARK A copy of a statement, translated into Danish, is available to view on the Reward Hub page comply with the Danish Stock Option Act. EU COUNTRIES This offer is being made to selected employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is the Company. More information in relation to the Company, including the Share price, can be found at the following web address: https://www.unilever.com/. Details of the offer can be found in the Plan documents. The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation. The total maximum number of Shares which are the subject of this offer is 3,000,000. FRANCE You will be notified at Vest if you are a French sub-plan participant. French sub-plan participants are French nationals, International Assignees or Global Assignees, who are working in France and in the French Social Scheme on the Award Date. If you are a French national and on an international assignment outside of France, or a non-French national outside of France, on the Award Date, and you return to, or are in France by the date of Vesting, you will not be entitled to participate in the French sub-plan. If you are a French sub-plan participant: • In France, as well as most countries, when the Award is granted, you will not recognise taxable income. • If you decide to sell your Shares, your sale proceeds will be taxable as described in the “French tax and social security treatment” document, which can be found on the Reward Hub. • Since the Company is not required to withhold tax when your Award Vests, you will be personally responsible for reporting your income from the Award and paying the applicable tax when you file your annual tax return. • For participants who also worked in other countries, when you receive a distribution of Vested Shares, the Company will report the value of the Vested Shares (including Vested Dividend Equivalents which were reinvested). If you are an International Assignee and a France Sub-Plan participant, and if you have a tax obligation in another country where you were on assignment during the Vesting period, you will be required to pay the tax you owe in that country in cash via payroll deductions or other arrangements, based on instructions which will be communicated to you when your Award Vests. • It is possible that the mandatory taxes withheld by the Company on your Shares may differ from the final taxes due to local tax authorities. If no taxes are withheld on the value of your Shares, then you probably will be required to pay any taxes due via your personal tax return. PSP AWARD AGREEMENT March 2025 Applicable tax laws are complex and subject to change at any time. As a result, you are strongly urged to consult with your own personal financial and/or tax advisor concerning the application of current (and proposed) tax laws to your particular situation. You should also consider, in consultation with your advisor, the possibility of future changes in your country’s applicable tax laws, which may affect the taxation of Shares under this share scheme. HONG KONG The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This offer of the Plan (the Offer) is strictly private and only available to eligible employees of Unilever Hong Kong. The Offer has also not been approved by the Securities and Futures Commission in Hong Kong and it should not be made in whole or in part to the public or any third- party. No Awards earned or granted under the Plan may be transferred or assigned, except as expressly permitted by the Company in writing. INDIA Plan documents. The securities described in the Plan documents are being offered only to a select number of qualifying employees of the Company, its subsidiaries or any associated company. Such employees may not be acting on behalf of, or as an agent for, any other person. Securities under the Plan will not be available for subscription or purchase by any other person. The Plan documentation does not invite offers from the public for subscription or purchase of the securities of any body corporate under any law for the time being in force in India. Neither the website nor this document is a prospectus under the applicable laws for the time being in force in India. The Company does not intend to market, promote or invite offers for the subscription or purchase of the securities of any body corporate by virtue of providing you with any Plan-related documents. The information provided in the Plan documents is for record only. Any person who subscribes or purchases securities of any body corporate should consult their own investment advisers before making any investments. The Company shall not be liable or responsible for any such investment decision made by any person. Repatriation Requirements. You acknowledge that any proceeds you may receive from the sale of Shares or dividends paid with respect to such Shares must be reinvested or repatriated to India within 180 days of receipt. You also understand that you should obtain a foreign inward remittance certificate (FIRC) from the bank where you deposit any inward remittance of cash in India as evidence of your compliance with the above repatriation requirements and you agree to submit a copy of the FIRC to the Reserve Bank of India or your employer, if requested. ISRAEL Securities Laws. Participation in the Plan will be subject to compliance with the Israel Securities Law, 1968, the rules and regulations promulgated thereunder and the directives of the Israel Securities Authority as they apply to the Plan. Tax. You will be notified at Vest if you are an Israel sub-plan participant. Israel sub-plan participants are generally individuals who are working in Israel on the Award Date. If you are an Israel sub-plan participant, it is anticipated that your Shares will be subject to Capital Gain Track rules under the Israel Income Tax Ordinance pursuant to the terms and conditions of the sub-plan for Israeli participants and the terms and conditions of a ruling from the Israel tax Authority that the Company has obtained. Pursuant to the terms of the tax ruling, to qualify for a PSP AWARD AGREEMENT March 2025 preferential capital gains treatment, your Awards will be “held in trust” by ESOP Trust Company for a period of 24 months after the Award Date. After your Shares Vest, they will be immediately transferred by Computershare to a trust account in ESOP’s name for your benefit in Israel. When you decide to sell or transfer your Shares, ESOP Trust Company will calculate and withhold any mandatory Israel taxes due. If you are an International Assignee, and if you have a tax obligation in a country other than Israel where you were on assignment during the Vesting period, Computershare will withhold enough Shares to cover your tax obligation before it transfers your remaining Shares to your ESOP account. The Company has obtained a ruling from the Israel Tax Authority so that the beneficial tax treatment of the Capital Gains Track will apply to the Shares. According to the Capital Gain Track rules under the Israel Income Tax Ordinance, and the terms and conditions of the tax ruling, your Shares will not be subject to tax in Israel until you sell your Shares or transfer them out of your ESOP Trust account in Israel. When you sell or transfer your Shares, the “market value” of your Shares on the Award date, as defined by the Israel Income Tax Ordinance, will be subject to ordinary income tax, national insurance and health tax, and any additional gains earned above the “market value” of your Shares at grant will be subject to 25% capital gains tax, provided the conditions of the tax ruling, if obtained, and for capital gains treatment have been met. “Market value” is calculated as the average closing price of the Shares in the 30 trading days preceding the Award Date. It is also anticipated that under the terms and conditions of the tax ruling, any Dividend Equivalents reinvested as Shares will be treated the same as your Shares on the Capital Gains Track. In the event that the terms and conditions of the tax ruling and/or the Capital Gains Track are not met, all of the proceeds from sale of the Shares will be subject to ordinary income tax, national insurance and health tax. By participating in the Plan, you agree that your Award is granted and governed under your Award Agreement, the Plan (including the Israel Sub-Plan), a copy of which has been provided to you or made available for your review, Section 102 of the Israel Income Tax Ordinance, the terms of the ITA ruling, approval or directive relating to the Award and the trust agreement with the Trustee, a copy of which has been provided to you or made available for your review. In addition, you confirm that you are familiar with the terms and provisions of Section 102 of the ITO, particularly the Capital Gains Track. The Company will have no liability of any kind or nature in the event that, as a result of the application of applicable law, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, an Award will be deemed to not qualify for any particular tax treatment. Applicable tax laws are complex and subject to change at any time. As a result, you are strongly urged to consult with your own personal financial and/or tax advisor concerning the application of current (and proposed) tax laws to your particular situation. You should also consider, in consultation with your advisor, the possibility of future changes in your country’s applicable tax laws, which may affect the taxation of Shares under this share scheme. KOREA If you are employed in the Republic of Korea then, notwithstanding anything set forth in the Plan documents, your Award is granted by the Company, not your employer. MALAYSIA If you are employed in Malaysia, you should note that the grant of Awards in Malaysia constitutes or relates to an 'excluded offer', 'excluded invitation' and 'excluded issue' pursuant to PSP AWARD AGREEMENT March 2025 Sections 229 and 230 of the Malaysian Capital Markets and Services Act 2007. Copies of the Plan documents may have been delivered to the Securities Commission of Malaysia. The Plan documents do not constitute, and may not be used for the purpose of, a public offering or issue, offer for subscription or purchase, invitation to subscribe for or purchase of any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the Capital Markets and Services Act 2007. MEXICO The Shares underlying your Award have not been registered with the National Register of Securities maintained by the Mexican Banking and Securities Commission and may not be offered or sold publicly in Mexico. The Plan documents may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing labor relationship with the Group and may not be reproduced or copied in any form. The offer contained in these materials is addressed solely to the present employees of the Group in Mexico and any rights under the Plan may not be assigned or transferred. The Shares underlying your Award will be offered pursuant to a private placement exception under the Mexican Securities Law. NEW ZEALAND Warning: This is an offer of ordinary shares which give you a stake in the ownership of the Company. You may receive a return if dividends are paid. If the Company runs into financial difficulties and is wound-up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. Ask questions, read all documents carefully and seek independent financial advice before committing yourself. The ordinary shares of the Company are quoted on the London Stock Exchange. You may be able to sell your Shares on this market if there are interested buyers. The price will depend on the demand for the Shares. Copies of the Company's annual report (which includes the auditor's report) and financial statements can be found at the following address: https://www.unilever.com/investors/. Please note that the Company's quarterly financial statements are not audited. Hard copies can be requested, free of charge, by contacting corporate.secretaries@unilever.com. NICARAGUA For purposes of the Nicaragua Capital Markets Law and rules issued by the Superintendencia de Bancos y de Otras Instituciones Financiera (the Bank Superintendence), the Company emphasizes that the information contained in this document does not constitute a public offer and, the information herein provided has not been reviewed by any public or private entity, in order to ensure that such information is complete, accurate and timely.

PSP AWARD AGREEMENT March 2025 NORWAY This offer is being made to selected employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is the Company. The shares which are the subject of these rights are Shares in the Company. More information in relation to the Company, including the Share price, can be found at the following web address: https://www.unilever.com/. Details of the offer can be found in the Plan documents. The obligation to publish a prospectus does not apply because of Article 7-1 of the Norwegian Securities Trading Act (which implements Article 1(4)(i) of the EU Prospectus Regulation). The total maximum number of Shares which are the subject of this offer in Norway is 6,000. PAKISTAN Exchange Control Requirements: You understand that you are required immediately to repatriate to Pakistan any funds received in connection with your Participation in the Plan (i.e., proceeds from the sale of Shares and/or dividends) and comply with applicable exchange control regulations in Pakistan. The Company has applied or may apply, on your behalf, for approval from the State Bank of Pakistan (SBP) in connection with the Plan. If, for any reason, the Company does not apply for or obtain approval from the SBP in connection with the Plan, you understand that you must obtain such approval. In any case, you understand that you must fulfil certain reporting obligations to the SBP in connection with the acquisition of the Shares, the receipt of any dividends and the sale of any Shares acquired under the Plan. PERU If you are employed in Peru, the following statement is hereby made part of the Plan documents: the Shares to be issued upon settlement of your Award have not been registered with the Public Register of the Securities Market maintained by the Peruvian Securities Market Superintendence (Superintendencia del Mercado de Valores - SMV), and may not be offered or sold publicly in Peru. In addition, the contents of the Plan documents have not been reviewed by any Peruvian regulatory authority. PHILIPPINES If you are employed in the Philippines, the following wording is hereby made a part of the Plan documents: the securities being offered or sold under the Plan have not been registered with the Philippine Securities and Exchange Commission under the Philippine Securities Regulation Code. Any future offer or sale of the securities in the Philippines is subject to registration requirements under the Securities Regulation Code unless such offer or sale qualifies as an exempt transaction. By accepting your Award, you hereby certify that you (i) have been furnished with all relevant information and materials with respect to the Company’s operations and financial conditions and the terms and conditions of the Award; (ii) have read and understood such information and materials; (iii) are fully aware and knowledgeable of the terms and conditions of the Award; and (iv) completely and voluntarily agree to the terms and conditions of the Award set forth in the Plan documents. POLAND If you are employed in Poland you should also view the Information Document found on the Reward hub page. PORTUGAL PSP AWARD AGREEMENT March 2025 The obligation to publish a prospectus does not apply because of Article 1(4)(b) of the EU Prospectus Regulation (an offer to fewer than 150 persons). If you are an employee, officer or service provider in Portugal, the following wording is made a part of the Plan documents: your Award and the benefits provided under the Award are in no way secured, guaranteed or warranted by the Company or your employer and the Company, and your employer does not guarantee a specified level of return on your Award or the Shares you receive upon settlement of your Award. You expressly acknowledge that there is no obligation on the part of the Company or your employer to implement the Plan and grant any Award in subsequent years. PUERTO RICO The Shares are being offered without registration under the Securities Act of 1933, as amended (the Securities Act), in reliance upon an exemption. The Shares are also being offered without registration under any state law, in reliance upon exemptions contained in those laws. The Shares are offered in Puerto Rico pursuant to an exemption from registration under the Puerto Rico Uniform Securities Act, as amended. In making an investment decision, an investor must rely on its own examination of the terms of the offering, including the merits and risks involved. The Shares have not been approved or disapproved by any federal, state or Puerto Rico securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Private Placement Memorandum. Any representation to the contrary is a criminal offence. The Shares are subject to restrictions on transferability and resale and may not be transferred or resold, except as permitted under the Securities Act and applicable state and Puerto Rico securities laws, pursuant to registration or exemption from those provisions of law. Investors should be aware that they will be required to bear the financial risks of an investment. Please also review the information contained under the heading “United States, Canada and Puerto Rico” below. SERBIA This offer is being made to selected employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is the Company. The shares which are the subject of these rights are Shares in the Company. More information in relation to the Company, including the Share price, can be found at the following web address: https://www.unilever.com/. Details of the offer can be found in the Plan documents. The obligation to publish a prospectus does not apply because of Article 36 paragraph 3 item 9) of the Capital Markets Act (Official Gazette of the Republic of Serbia no. 129/2021) (Zakon o tržištu kapitala). The total maximum number of Shares which are the subject of this offer in Serbia is 6,000. SINGAPORE The Participant acknowledges that this, or any, Plan document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Plan document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Shares may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with the conditions PSP AWARD AGREEMENT March 2025 of, an exemption under any provision (other than Section 280) of Subdivision (4) of Division 1 of Part 13 of the Securities and Futures Act 2001, of Singapore (SFA). The Awards under the Plan are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notices SFA 04-N12 and FAA-N16). SOUTH AFRICA Exchange Control Notification: Under current South African exchange control policy, you understand that if you are a South African resident, you may utilise your single annual discretionary allowance of ZAR1,000,000 and your annual foreign investment allowance of ZAR10,000,000 to invest a maximum of ZAR 11,000,000 per annum in offshore investments, including in Shares. This limit does not apply to non-resident employees. For offshore investments using the annual discretionary allowance you will need to contact your Authorised Dealer and to remit funds against your annual foreign investment allowance of ZAR10,000,000 you will need to make an application to FinSurv, You understand that you may be required to provide your employer (or a third party entity designated by your employer) with an undertaking to confirm that your participation will not result in you exceeding the annual allowances indicated above. For offshore investments which result in you exceeding your single annual discretionary allowance of ZAR1,000,000, you understand that you must also obtain a tax compliance status (TCS) pin from the South African Revenue Service (SARS). A TCS PIN must be provided to the Authorised Dealer to verify your tax compliance status and this may also need to be provided to your local employer. Failure to provide the Company or your employer with any documentation or information requested, relating to your offshore investments, may result in you no longer being permitted to participate in the Plan. You are solely responsible for obtaining South African exchange control approvals with respect to your Award and the Company will not be responsible for obtaining exchange control approval on your behalf. Furthermore, in the event you fail to obtain any required exchange control approval, neither the Company nor your employer will be liable in any way for any resulting fines or penalties. SWITZERLAND The offering of the Plan in Switzerland is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (FinSA) because such offering by the Company is made exclusively to current or former members of the board of directors, members of the management board or employees of the Company and its affiliates. This document does not constitute a prospectus pursuant to FinSA and no such prospectus has been or will be prepared for or in connection with the offering of the Plan. TAIWAN The grant of Awards under the Plan has not been and will not be registered with the Financial Supervisory Commission of R.O.C. (Taiwan) pursuant to relevant securities laws and regulations. The Shares obtained under the Plan may not be offered or sold within Taiwan (R.O.C.) through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan (R.O.C.) that requires a registration or approval of the Financial Supervisory Commission of R.O.C. (Taiwan) or is prohibited under the applicable laws of Taiwan (R.O.C.). PSP AWARD AGREEMENT March 2025 如您為台灣地區員工，下列說明亦為本計畫之一部分：本計畫中獎勵之配發並未依據相關證券法 規向中華民國金融監督管理委員會（金管會）辦理申報。若您依據本計畫取得任何股票，該股票 不得於中華民國境內透過公開發行，或中華民國證券交易法下需向金管會辦理申報或核准之有價 證券發行行為、或其他中華民國法令所禁止等方式為募集或銷售。 TÜRKIYE The Plan is not a public offering in terms of the Turkish Capital Markets legislation and the information provided in any Plan-related documents and the grant of Shares within the context of the Plan cannot be construed as a public offering or a private placement and is made to you as an employee of the Company. You are not obligated to participate in the Plan and you may choose not to participate. Your decision to participate or not is entirely up to you. The grant of an Award, the receipt of Shares or your decision to participate in the Plan (or not) does not change or supplement the terms of your employment or your career in any way. The Plan documents do not constitute an employee handbook or an employment contract between you and the Company. The information set forth in the Plan documents is solely for informative reasons and the Company is not giving you investment or other financial advice and reserves the right to suspend, change, amend or supplement the terms of the Plan in whole or in part, for any reason at any time. If you are in doubt about the merits of the Plan you should contact your financial adviser. UNITED ARAB EMIRATES Social Security. The Award is discretionary and is therefore not part of your wages and is not included in your social security contributions. UK Securities Laws. This offer is being made to selected employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is the Company. The shares which are the subject of these rights are Shares in the Company. More information in relation to the Company, including the Share price, can be found at the following web address: https://www.unilever.com/. Details of the offer can be found in the Plan documents. The obligation to publish a prospectus does not apply because of Section 86(1)(aa) of the Financial Services and Markets Act 2000 (as amended, supplemented or substituted by any UK legislation enacted in connection with the UK’s exit from the European Union). The total maximum number of Shares which are the subject of this offer in the UK is 2,500,000. Risk notice. Nothing in the terms of the Award or any communication issued to you in connection with the Award is intended to constitute investment advice in relation to the Award. If you are in any doubt as to whether to proceed in participating in the Plan or in connection with your own financial or tax position, you are recommended to seek advice from a duly authorised independent adviser. UNITED STATES, CANADA AND PUERTO RICO The following additional terms shall apply to the Award if you are employed in, or your home country is, the United States, Canada or Puerto Rico, notwithstanding anything in any Award guide to the contrary: 1. Unilever North America Omnibus Equity Compensation Plan and Prospectus. If you are employed in, or your home country is, the United States, Canada or Puerto Rico at the date

PSP AWARD AGREEMENT March 2025 of grant of the Award, your Award is granted under the Unilever North America Omnibus Equity Compensation Plan (the Omnibus Plan), which is a subplan of the Plan. A prospectus for the Omnibus Plan is available on the Reward Hub, which you should review in connection with the Award. All terms of the Omnibus Plan are incorporated into this document by this reference. Awards may be made in Shares of PLC GBP, or in PLC ADSs. 2. Restrictive Covenants. As a condition of the Award, you must agree to comply with the confidentiality, non-competition and non-solicitation covenants and other agreements set forth in Schedule 2 of this document and in any other written agreement with a member of the Group. Your Award may lapse, in whole or in part, and the Company may pursue other remedies, if you do not comply with these covenants and agreements. 3. Payment of Award. If the Award becomes payable in whole or in part, the Award will be paid in the calendar year in which the Vesting Date occurs, as soon as reasonably practicable after the Vesting Date. However, in the case of death, any portion of the Award that Vests upon death will be paid within 90 days of the date of death. An Award that is subject to section 409A of the United States Internal Revenue Code (applicable to United States taxpayers) may not be paid before the Vesting Date, except in the case of death. 4. Termination of Employment. For purposes of the Award, the following terms have the meanings set forth below: (a) The term “Redundancy” means an involuntary termination by your employer without Cause if you sign and do not revoke a written waiver and release of liability provided by your employer. (b) The term “Cause” will include, but is not limited to (i) gross misconduct or gross negligence in the performance of your material duties and responsibilities to your employer, (ii) the commission of a theft, embezzlement or other serious and substantial crime, (iii) willful violation of the provisions of any confidentiality, non-competition agreement or non-solicitation covenants (or similar covenants) in effect between you and any member of the Group, (iv) a material breach of Unilever’s Code of Business Principles or any of the Code Policies, (v) conduct that results in significant losses or serious reputational damage to any member of the Group, or (vi) other deliberate willful action that is materially harmful to the business, interests, or reputation of any member of the Group. 5. US Taxpayers subject to section 409A. The rules in this paragraph 5 apply to any Award that is subject to section 409A of the United States Internal Revenue Code (applicable to United States taxpayers), notwithstanding anything in the Award Agreement or Any Award guide to the contrary. If the Award is subject to section 409A and any provision of the Award would violate section 409A, that provision shall be void and of no effect. If the Award is subject to section 409A, (i) no distributions shall be made except upon a specified date, upon a “separation from service,” upon death, or upon a “change in control event” as defined in the regulations under section 409A, or otherwise in accordance with section 409A, (ii) a distribution upon termination of employment shall only be made upon your “separation from service” as defined under section 409A, and subject to the six-month delay for specified employees, if applicable, (iii) a payment to be made upon a change of control or similar event shall only be made upon a “change in control event” as defined under section 409A, (iv) you may not designate the calendar year of a payment except in accordance with an election permitted under section 409A, and (v) if a payment is subject to execution of a release and could be made in more than one tax year, based on timing of execution of the release, payment shall be made in the later tax year if required by section 409A. If the Award is subject to section 409A and provides for payment upon a transaction that is not a “change in control event” under section 409A or provides for a payment on a date that is otherwise PSP AWARD AGREEMENT March 2025 not allowed by section 409A, the payment will be made on the date on which the payment would have been made in the absence of such provision. This material has been prepared and distributed by Unilever, N.A., and Unilever, N.A is solely responsible for its accuracy. If you have any questions regarding your specific tax situation, please consult your tax advisor. URUGUAY The offer of the Shares qualifies as a private placement pursuant to Section 2 of Uruguayan law 18.627 and is made outside Uruguay and the information contained in the Plan documents does not constitute an advertisement of any securities in Uruguay and must not be passed on to third parties or otherwise be made publicly available in Uruguay. The Company and the Shares are not and will not be registered with the Central Bank of Uruguay. VENEZUELA The Awards are and will not be registered with the Venezuelan National Securities Superintendency and may not be sold in Venezuela through a public offering or securities exchange in Venezuela. Furthermore, the Plan has not been approved or reviewed by the Venezuelan National Securities Superintendency. By accepting your Award, you agree that the information contained in the Plan is confidential and not for public distribution. The Awards are not a component of your normal or expected compensation, will not be deemed salary and will not be included for purposes of calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.